The supplemental financial information provided below should be read in conjunction with the audited financial statements and accompanying notes of PPL Corporation ("PPL") in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the "2020 10-K") and the disclosures relevant to the U.K. Regulated segment under Item 1. Business, Item 7. Combined Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 9. Acquisitions, Development and Divestitures in the 2020 10-K.

The U.K. Regulated segment consists of PPL Global, LLC, which primarily includes WPD's regulated electricity distribution operations, the results of hedging the translation of WPD's earnings from British pound sterling into U.S. dollars, and certain costs, such as U.S. income taxes, administrative costs and certain acquisition-related financing costs.

On August 10, 2020, PPL announced that it has initiated a formal process to sell its U.K. utility business. There can be no assurance of any specific outcome, including whether the sale process will result in the completion of any potential transaction, the timing or terms thereof, the value or benefits that may be realized or the effect that any potential transaction will have on future financial results.

The information presented below was prepared on the same basis as the information presented in the 2020 10-K.

Select Condensed Consolidated Financial Information - PPL's U.K. Regulated Segment
Unaudited

PPL's U.K. Regulated Segment
Condensed Consolidated Balance Sheets
At December 31,
(Millions of Dollars)

	2020	2019

Assets
Current Assets	$856	$768
Property, Plant & Equipment, net	14,392	13,232
Goodwill	2,559	2,483
Other Noncurrent Assets	1,287	1,139
Total Assets	$19,094	$17,622

Liabilities and Equity
Current Liabilities (including debt due within one year)	$1,940	$1,272
Long-term Debt	7,938	7,875
Deferred Credits and Other Noncurrent Liabilities	1,140	946
Equity	8,076	7,529
Total Liabilities and Equity	$19,094	$17,622

The spot rates of U.S. Dollar per British pound sterling used to translate the WPD Balance Sheet from British pound sterling to U.S. dollars were $1.33/£ and $1.29/£ as of December 31, 2020 and 2019, respectively. In 2020, changes in this exchange rate resulted in a foreign currency translation gain of $267 million, which reflected a $433 million increase to PP&E and a $76 million increase to goodwill partially offset by a $214 million increase to long-term debt and a $28 million increase to other net liabilities.

PPL's U.K. Regulated Segment
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31,
(Millions of Dollars)

	2020	2019
Cash Flows From Operating Activities
Net Income	$686	$977
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	265	250
Unrealized losses on derivatives, and other hedging activities	271	62
Other	5	(151)
Changes in current assets and current liabilities	(8)	(109)
Other operating activities
Defined benefit plans - funding	(271)	(277)
Other	81	71
Net cash provided by operating activities	1,029	823
Cash Flows from Investing Activities
Expenditures for long-lived assets	(993)	(857)
Other	2	12
Net cash used in investing activities	(991)	(845)
Cash Flows from Financing Activities
Net Distributions to PPL	(234)	(264)
Issuance of long-term debt	317	364
Retirement of long-term debt	(197)	—
Net increase in short-term debt	170	63
Other	(3)	1
Net cash provided by financing activities	53	164
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	17	10
Net Increase in Cash, Cash Equivalents and Restricted Cash	108	152
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	176	24
Cash, Cash Equivalents and Restricted Cash at End of Period	$284	$176

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest - net of amount capitalized	$353	$353
Income taxes - net	$91	$92
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at December 31,	$62	$47
Accrued expenditures for intangible assets at December 31,	$85	$79

PPL's U.K. Regulated Segment
Condensed Consolidated Statements of Income
For the Years Ended December 31,
(Millions of Dollars)

	2020[1]	2019[1]
Operating revenues	$2,133	$2,167
Other operation and maintenance	549	510
Depreciation	265	250
Taxes, other than income	127	127
Total operating expenses	941	887
Other Income (Expense) - net	166	294
Interest Expense	400	405
Income Taxes	272	192
Net Income	686	977
Less: Special Items	(341)	(55)
Earnings from Ongoing Operations[2]	$1,027	$1,032

The following after-tax gains (losses), which management considers special items, impacted PPL's U.K. Regulated segment's results and are excluded from Earnings from Ongoing Operations.

	2020	2019	Income Statement Line Item
Foreign currency economic hedges, net of tax of $57, $13[3]	$(216)	$(51)	Other Income (Expense) - net
Covid-19 impact, net of tax $4, $0[4]	(15)	—	Other operation and maintenance
U.S. tax rate change[5]	(102)	—	Income Taxes
Strategic corporate initiatives[6]	(8)	—	Income Taxes
Other, net of tax of $0, $1[7]	—	(4)	Other operation and maintenance
Total	$(341)	$(55)

1 The average rates of U.S. Dollar per British pound sterling used to translate the WPD Statement of Income from British pound sterling to U.S. dollars were $1.47/£ and $1.32/£, representing a year-to-date average including the impact of foreign exchanges hedges for 2020 and 2019, respectively.

2 A non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management's view of PPL's earnings performance as another criterion in making investment decisions. In addition, PPL's management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Unrealized gains or losses on foreign currency economic hedges (as discussed below).
•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.

•Other charges or credits that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge GBP-denominated anticipated earnings and anticipated proceeds from the potential sale of PPL's U.K. utility business. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL's underlying hedged earnings.

3 Unrealized losses on contracts that economically hedge anticipated GBP-denominated earnings and anticipated proceeds from the potential sale of PPL's U.K. utility business.

4 Incremental costs for labor not chargeable to capital projects due to U.K. government lockdown restrictions, purchases of personal protective equipment and other safety related actions associated with the COVID-19 pandemic.

5 The U.K. Finance Act 2020, formally enacted on July 22, 2020, cancelled the reduction of the corporation tax rate from 19% to 17%.

6 U.S. tax on distribution of intercompany note receivable from the U.K. utility business related to the potential sale.

7Settlement of a contractual dispute.